SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date  of  Report  (Date  of  earliest  event  reported)      January  31, 2004
                                                            --------------------


                               NIMBUS GROUP, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


          Florida                      0-15034                   01-0656115
-------------------------------        -------                   ----------
(State  or  other  jurisdiction     (Commission  File          (IRS  Employer
 or  incorporation)                      Number)            Identification  No.)


          2875 N.E. 191st Street, Penthouse 2, Aventura, Florida  33180
          -------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's  telephone  number,  including  area  code          (305)  692-3732
                                                                 ---------------


         --------------------------------------------------------------
     (Former  name  or  former  address,  if  changed  since  last  report)


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ITEM 5.  Other Events and Required FD Disclosure.

Effective May 19, 2003, the Company entered into a license acquisition agreement to acquire certain development and licensing rights from Omniscent Corp. The purchase price of the development and license rights is payable at the option of the Company by either (1) up to 2,500,000 shares of preferred convertible stock or (2) a cash payment of $500,000. As the preferred shares may be convertible into a number of shares of common stock of the Company in excess of 20% of the Company's currently outstanding common stock, the Company will not close the transaction without receiving shareholder approval. The initial terms of the agreement provided the Company until January 31, 2004 to determine whether it will close on the acquisition and gave the Company the unilateral right to terminate the agreement. As such, the Company and Omniscent Corp. have agreed to extend the closing date of the agreement until the Company has provided its shareholders with an opportunity to vote on the transaction.

ITEM  7.  Exhibits.

Exhibit No.     Description of Exhibit
-----------     ----------------------

10.2 License Acquisition Agreement with Omniscent Corp. dated May 19, 2003 (previously filed on Form 10-K Transition Report for the six month period ended June 30, 2003)




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                NIMBUS  GROUP,  INC.


                                By:  /s/  Lucien  Lallouz
                                     ----------------------
                                     Lucien  Lallouz,  Chief  Executive  Officer

DATED:  February  6,  2004

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